As filed with the U.S. Securities and Exchange Commission on January 13, 2016	File No. 001-37533

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________________
AMENDMENT NO. 6 TO
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934
GCP Applied Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-3936076
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o 7500 Grace Drive, Columbia, Maryland 21044-4098
(Address of principal executive offices) (Zip code)
(410) 531-4000
(Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Name of each exchange on which registered
Common Stock, par value $.01 per share	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

GCP Applied Technologies Inc.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
We have filed our Information Statement as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in our Information Statement. None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1.    BUSINESS
The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward‑Looking Statements,” “The Separation and Distribution,” “Capitalization,” “Business,” “Certain Relationships and Related Transactions,” “Where You Can Find More Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”
Item 1A.    RISK FACTORS
The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Risk Factors” and “Cautionary Statement Concerning Forward‑Looking Statements”
Item 2.    FINANCIAL INFORMATION
The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Selected Historical Combined Financial Data of GCP,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Index to Financial Statements and Supplementary Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk”
Item 3.    PROPERTIES
The following section of our Information Statement is hereby incorporated by reference: “Business—Business Overview” and “Business—Properties”
Item 4.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following section of our Information Statement is hereby incorporated by reference: “Security Ownership of Certain Beneficial Owners and Management”
Item 5.    DIRECTORS AND EXECUTIVE OFFICERS
The following section of our Information Statement is hereby incorporated by reference: “Management”
Item 6.    EXECUTIVE COMPENSATION
The following sections of our Information Statement are hereby incorporated by reference: “Management,” “Compensation Discussion and Analysis,” “Executive Compensation,” " Non-Employee Director Compensation" and “Certain Relationships and Related Transactions”
Item 7.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
The following sections of our Information Statement are hereby incorporated by reference: “Certain Relationships and Related Transactions,” “Management” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”
Item 8.    LEGAL PROCEEDINGS
The following section of our Information Statement is hereby incorporated by reference: “Business—Legal Proceedings” and "Business—Environment, Health and Safety Matters"

Item 9.    MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “The Separation and Distribution,” “Dividend Policy,” “Capitalization” and “Description of Capital Stock”
Item 10.    RECENT SALES OF UNREGISTERED SECURITIES
The following section of our Information Statement is hereby incorporated by reference:  “Description of Capital Stock-Distributions of Securities.”
Item 11.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
The following sections of our Information Statement are hereby incorporated by reference: “Dividend Policy” and “Description of Capital Stock”
Item 12.    INDEMNIFICATION OF DIRECTORS AND OFFICERS
The following sections of our Information Statement are hereby incorporated by reference: “Description of Capital Stock—Limitation on Liability of Directors and Indemnification of Directors and Officers”
Item 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
The following sections of our Information Statement are hereby incorporated by reference: “Index to Financial Statements and Supplementary Data” and the statements referenced therein
Item 14.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
None
Item 15. Financial Statements and Exhibits
The following sections of our Information Statement are hereby incorporated by reference: “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements and Supplementary Data” and the statements referenced therein
(a)List of Financial Statements and Schedules: The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:
Unaudited Pro Forma Combined Financial Statements
Report of Independent Registered Public Accounting Firm
Combined Statements of Operations for the years ended December 31, 2014, 2013 and 2012
Combined Statements of Comprehensive Income for the years ended December 31, 2014, 2013 and 2012
Combined Statements of Cash Flows for the years ended December 31, 2014, 2013 and 2012
Combined Balance Sheets as of December 31, 2014 and 2013
Combined Statements of Parent Company Equity for the years ended December 31, 2014, 2013 and 2012
Notes to Combined Financial Statements for the years ended December 31, 2014, 2013 and 2012
Financial Statement Schedules II—Valuation and Qualifying Accounts and Reserves
Report of Independent Registered Public Accounting Firm
Unaudited Combined Statements of Operations for the nine months ended September 30, 2015 and 2014
Unaudited Combined Statements of Comprehensive Income for the nine months ended September 30, 2015 and 2014
Unaudited Combined Statements of Cash Flows for the nine months ended September 30, 2015 and 2014
Unaudited Combined Balance Sheets as of September 30, 2015 and December 31, 2014
Unaudited Combined Statements of Parent Company Equity for the nine months ended September 30, 2015 and 2014

Notes to Combined Financial Statements (unaudited) for the nine months ended September 30, 2015 and 2014
(b)Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement among W. R. Grace & Co., W. R. Grace & Co.–Conn. and GCP Applied Technologies Inc.
3.1	Form of GCP Applied Technologies Inc. Certificate of Incorporation.
3.2	Form of GCP Applied Technologies Inc. Bylaws.†
10.1	Form of Tax Sharing Agreement among W. R. Grace & Co., W. R. Grace & Co.–Conn. and GCP Applied Technologies Inc.†
10.2	Form of Transition Services Agreement between W. R. Grace & Co.–Conn. and GCP Applied Technologies Inc.
10.3	Form of Employee Matters Agreement among W. R. Grace & Co., W. R. Grace & Co.–Conn. and GCP Applied Technologies Inc.†
10.4	Form of Cross License Agreement among GCP Applied Technologies Inc., W. R. Grace & Co.–Conn. and Grace GmbH & Co. KG†
10.5	Form of Grace Transitional License Agreement between W. R. Grace & Co.–Conn. and GCP Applied Technologies Inc.†
10.6	Form of GCP Applied Technologies Inc. 2016 Stock Incentive Plan†
10.7	Form of GCP Applied Technologies Inc. Executive Annual Incentive Plan†
10.8	Form of GCP Applied Technologies Inc. Supplemental Executive Retirement Plan†
21	List of subsidiaries of GCP Applied Technologies Inc.†
99.1	Preliminary Information Statement of GCP Applied Technologies Inc., subject to completion, dated January 13, 2016.†
___________________________________________________________________________________________________________________
† Previously filed.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GCP Applied Technologies Inc.

Dated: January 13, 2016	/s/ HUDSON LA FORCE III
Name: Hudson La Force III
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement among W. R. Grace & Co., W. R. Grace & Co.–Conn. and GCP Applied Technologies Inc.
3.1	Form of GCP Applied Technologies Inc. Certificate of Incorporation.
3.2	Form of GCP Applied Technologies Inc. Bylaws.†
10.1	Form of Tax Sharing Agreement among W. R. Grace & Co., W. R. Grace & Co.–Conn. and GCP Applied Technologies Inc.†
10.2	Form of Transition Services Agreement between W. R. Grace & Co.–Conn. and GCP Applied Technologies Inc.
10.3	Form of Employee Matters Agreement among W. R. Grace & Co., W. R. Grace & Co.–Conn. and GCP Applied Technologies Inc.†
10.4	Form of Cross License Agreement among GCP Applied Technologies Inc., W. R. Grace & Co.–Conn. and Grace GmbH & Co. KG†
10.5	Form of Grace Transitional License Agreement between W. R. Grace & Co.–Conn. and GCP Applied Technologies Inc.†
10.6	Form of GCP Applied Technologies Inc. 2016 Stock Incentive Plan†
10.7	Form of GCP Applied Technologies Inc. Executive Annual Incentive Plan†
10.8	Form of GCP Applied Technologies Inc. Supplemental Executive Retirement Plan†
21	List of subsidiaries of GCP Applied Technologies Inc.†
99.1	Preliminary Information Statement of GCP Applied Technologies Inc., subject to completion, dated January 13, 2016.†
___________________________________________________________________________________________________________________
† Previously filed.